UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2023, HUMBL, Inc. (“HUMBL”) entered into an Exchange Agreement (the “Exchange Agreement”) and an Investor Rights Agreement (the “Investor Rights Agreement”) with Sartorii, LLC (“Sartorii”). Pursuant to the Exchange Agreement, Sartorii agreed to exchange all outstanding promissory notes issued by HUMBL to Sartorii for 8,775 shares of HUMBL’s Series C Preferred Stock. The aggregate outstanding balance of the promissory notes at the time of the exchange was approximately $6,500,000.00. The exchange was completed as part of HUMBL’s efforts to reduce its outstanding debt load.

The foregoing description of the Exchange Agreement and Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Investor Rights Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K. The terms of the Series C Preferred Stock were filed as Exhibit 10.3 to the Current Report on Form 8-K filed by HUMBL on October 13, 2023.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Exchange Agreement dated October 23, 2023 between HUMBL and Sartorii
10.2	Investor Rights Agreement dated October 23, 2023 between HUMBL and Sartorii
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HUMBL has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 25, 2023	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO